Exhibit 99.1
Freshpet, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results

Full Year 2025 Net Sales Growth of 13% and Achieves Positive Free Cash Flow
Provides Full Year 2026 Outlook
Bedminster, N.J. – February 23, 2026 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its fourth quarter and full year ended December 31, 2025.
Fourth Quarter 2025 Financial Highlights Compared to Prior Year Period
•Net sales of $285.2 million, an increase of 8.6%.
•Gross margin of 43.3%, compared to the prior year period of 42.5%.
•Adjusted Gross Margin of 48.4%, compared to the prior year period of 48.1%.1
•Net income of $33.8 million, compared to the prior year period net income of $18.1 million.
•Adjusted EBITDA of $61.2 million, compared to the prior year period of $52.6 million.1
Full Year 2025 Financial Highlights Compared to Prior Year
•Net sales of $1,102.0 million, an increase of 13.0%.
•Gross margin of 40.8%, compared to the prior year of 40.6%.
•Adjusted Gross Margin of 46.7%, compared to the prior year of 46.5%.1
•Net income of $139.1 million, compared to the prior year net income of $46.9 million.
•Adjusted EBITDA of $195.7 million, compared to the prior year of $161.8 million.1
•Free Cash Flow of $12.4 million, compared to the prior year of ($32.8) million.1

"Fiscal year 2025 taught us some very important lessons and challenged the resilience of our business and our organization. In the end, our team demonstrated tremendous agility – delivering growth well in excess of the dog food category, surpassing $1 billion in net sales for the first time, expanding margins and achieving positive free cash flow," commented Billy Cyr, Freshpet’s Chief Executive Officer. "Importantly, we strengthened our foundation for future growth. We retooled our marketing model to drive household penetration growth and we are building momentum in e-commerce. We also began testing island fridges – our most significant step change in retail visibility and availability – and we recently started up our first manufacturing line utilizing a breakthrough technology that we believe can enhance both product quality and profitability. We believe these efforts position us well to deliver outsized growth and improve profitability while fulfilling our mission to help dogs and cats live longer, happier and healthier lives with the people who love them."
Fourth Quarter 2025
Net sales increased 8.6% to $285.2 million for the fourth quarter of 2025, compared to $262.7 million in the prior year period. The increase in net sales was primarily driven by volume gains of 9.7%, partially offset by unfavorable price/mix of 1.1%.
Gross profit was $123.5 million, or 43.3% as a percentage of net sales, for the fourth quarter of 2025, compared to $111.6 million, or 42.5% as a percentage of net sales, in the prior year period. Gross profit as a percentage of net sales increased primarily due to reduced quality costs and improved leverage on plant expenses, partially offset by higher input costs. For the fourth quarter of 2025, Adjusted Gross Profit was $138.1 million, or 48.4% as a percentage of net sales, compared to $126.3 million, or 48.1% as a percentage of net sales, in the prior year period.1
1 Adjusted Gross Margin, Adjusted Gross Profit, Adjusted SG&A, Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Measures" for how the Company defines these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Selling, general and administrative expenses (“SG&A”) were $79.0 million, or 27.7% as a percentage of net sales, for the fourth quarter of 2025, compared to $92.2 million, or 35.1% as a percentage of net sales, in the prior year period. SG&A as a percentage of net sales decreased primarily due to decreased share-based compensation and variable compensation accrual, partially offset by increased media spend as a percentage of net sales. Adjusted SG&A for the fourth quarter of 2025 was $76.9 million, or 27.0% as a percentage of net sales, compared to $73.6 million, or 28.0% as a percentage of net sales, in the prior year period.1
Net income was $33.8 million for the fourth quarter of 2025 compared to $18.1 million in the prior year period. The increase in net income was due to the contribution from higher sales, increase in gross profit, and decreased SG&A expenses, partially offset by the deferred income tax expense in the current year period.
Adjusted EBITDA was $61.2 million for the fourth quarter of 2025 compared to $52.6 million in the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A.
Full Year 2025
Net sales increased 13.0% to $1,102.0 million for the full year ended December 31, 2025, compared to $975.2 million in the prior year. The increase in net sales was primarily driven by volume gains of 12.0% and favorable price/mix of 1.0%.
Gross profit was $449.6 million, or 40.8% as a percentage of net sales, for the full year ended December 31, 2025, compared to $396.0 million, or 40.6% as a percentage of net sales, in the prior year. Gross profit as a percentage of net sales increased primarily due to lower input costs and reduced quality costs, partially offset by reduced leverage on plant expenses. Adjusted Gross Profit was $515.2 million, or 46.7% as a percentage of net sales, compared to $453.5 million, or 46.5% as a percentage of net sales, in the prior year.1
SG&A expenses were $374.0 million, or 33.9% as a percentage of net sales, for the full year ended December 31, 2025, compared to $358.0 million, or 36.7% as a percentage of net sales, in the prior year. SG&A as a percentage of net sales decreased primarily due to decreased share-based compensation and variable compensation accrual, partially offset by increased media spend as a percentage of net sales and higher non-recurring charges in 2025. Adjusted SG&A for the full year ended December 31, 2025 was $319.4 million, or 29.0% as a percentage of net sales, compared to $291.6 million, or 29.9% as a percentage of net sales, in the prior year.1
Net income was $139.1 million for the full year ended December 31, 2025, compared to net income of $46.9 million in the prior year. The increase in net income was due to a $68.4 million income tax benefit, primarily resulting from the release of the valuation allowance in the current year as a result of sustained profitability and the expected future profitability, and contributions from higher sales, partially offset by increased SG&A, including increased media spend of $29.2 million and $17.7 million of non-recurring charges in 2025, compared to a $9.9 million gain on equity investment in the prior year.
Adjusted EBITDA was $195.7 million for the full year ended December 31, 2025, compared to $161.8 million in the prior year.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A.
Balance Sheet
As of December 31, 2025, the Company had cash and cash equivalents of $278.0 million with $397.3 million of debt outstanding, net of $5.2 million of unamortized debt issuance costs. For the year ended December 31, 2025, cash from operations was $160.6 million, an increase of $6.3 million compared to the prior year driven largely by the increase in net sales, partially offset by the higher variable incentive compensation payment in the first quarter of 2025.
The Company will utilize its balance sheet to support its ongoing capital needs in connection with its long-term capacity plan.
Outlook
For full year 2026, the Company is providing the following guidance:
•Net sales growth in the range of 7% to 10% compared to 2025;
•Adjusted EBITDA in the range of $205 million to $215 million; and
•Positive free cash flow with capital expenditures of ~$150 million.

The Company does not provide guidance for net income, the U.S. GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.
Conference Call & Earnings Presentation Webcast Information
As previously announced, today, February 23, 2026, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263; the passcode is 13757975.
About Freshpet
Freshpet's mission is to elevate the way we feed our pets with fresh food that nourishes all. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.
Our foods are available in select grocery, mass, digital, pet specialty, and club retailers across the United States, Canada and Europe, as well as online in the U.S. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:
https://www.facebook.com/Freshpet
https://x.com/Freshpet
http://instagram.com/Freshpet
http://pinterest.com/Freshpet
https://www.tiktok.com/@Freshpet
https://www.youtube.com/user/freshpet400
Forward Looking Statements
Certain statements in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations and assumptions. These include statements regarding the ability of our new technology to enhance both product quality and profitability, the ability of our 2025 efforts to deliver outsized growth and improve profitability, our ability to fund our long-term capacity plans, be positive free cash flow and our fiscal year 2026 guidance including net sales growth, Adjusted EBITDA and capital expenditures. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements including, but not limited to, the implementation of our new technologies in the time frame, at the rate, at the cost, or with anticipated efficiencies and impact on product quality we expect, economic uncertainty, changes in rates of pet acquisition, the launch of new competitive products, impact of tariffs and ingredient pricing, effectiveness of media campaigns, success rate of new chillers, and most prominently, the risks discussed under the heading "Risk Factors" in the Company's latest annual report on Form 10-K and in quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures
Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the U.S. GAAP reported measures, should not be considered replacements for, or superior to, the U.S. GAAP measures and may not be comparable to similarly named measures used by other companies.
•Adjusted Gross Profit
•Adjusted Gross Profit as a percentage of net sales (Adjusted Gross Margin)
•Adjusted SG&A Expenses
•Adjusted SG&A Expenses as a percentage of net sales
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as a percentage of net sales (Adjusted EBITDA Margin)
•Free Cash Flow
Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment.
Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, loss on disposal of equipment, distributor transition costs, legal obligation and international business charges.
EBITDA and Adjusted EBITDA: EBITDA represents net income plus depreciation and amortization expense, interest expense net of interest income and income tax (benefit) expense, and Adjusted EBITDA represents EBITDA less gain on equity investment, plus non-cash share-based compensation expense, loss on disposal of property, plant and equipment, distributor transition costs, legal obligation, and international business charges.
Free Cash Flow: Freshpet defines Free Cash Flow as net cash flows provided by operating activities less capital expenditures.
Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable U.S. GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable U.S. GAAP measures or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance.
Investor Contact:
Rachel Ulsh
Rulsh@freshpet.com
Media Contact:
Press@freshpet.com

FRESHPET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$277,975	$268,633
Accounts receivable, net of allowance for doubtful accounts	63,762	68,419
Inventories, net	76,766	80,794
Prepaid expenses	9,807	16,026
Other current assets	7,404	3,126
Total Current Assets	435,714	436,998
Property, plant and equipment, net	1,138,671	1,065,869
Deposits on equipment	118	1,047
Operating lease right of use assets	66,424	3,366
Long term investment in equity securities	33,446	33,446
Deferred tax assets, net	68,893	—
Other assets	34,509	34,152
Total Assets	$1,777,775	$1,574,878
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$42,429	$39,164
Accrued expenses	31,610	56,263
Current operating lease liabilities	2,241	1,322
Current finance lease liabilities	2,315	2,120
Total Current Liabilities	$78,595	$98,869
Convertible senior notes	397,330	395,163
Long term operating lease liabilities	65,023	2,213
Long term finance lease liabilities	28,075	23,273
Deferred tax liabilities, net	93	—
Total Liabilities	$569,116	$519,518
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,985 issued and 48,970 outstanding on December 31, 2025, and 48,716 issued and 48,702 outstanding on December 31, 2024	49	49
Additional paid-in capital	1,351,201	1,338,160
Accumulated deficit	(142,669)	(281,806)
Accumulated other comprehensive income (loss)	334	(787)
Treasury stock, at cost — 14 shares on December 31, 2025 and on December 31, 2024	(256)	(256)
Total Stockholders' Equity	1,208,659	1,055,360
Total Liabilities and Stockholders' Equity	$1,777,775	$1,574,878

FRESHPET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)

NET SALES	$285,229	$262,708	$1,102,015	$975,177
COST OF GOODS SOLD	161,773	151,108	652,389	579,221
GROSS PROFIT	123,456	111,600	449,626	395,956
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	78,993	92,223	373,954	357,957
INCOME FROM OPERATIONS	44,463	19,377	75,672	37,999
OTHER (EXPENSES) INCOME:
Interest and Other Income, net	2,273	2,710	9,221	11,868
Interest Expense	(3,359)	(3,528)	(14,120)	(12,262)
Gain on Equity Investment	—	—	—	9,918
	(1,086)	(818)	(4,899)	9,524
INCOME BEFORE INCOME TAXES	43,377	18,559	70,773	47,523
INCOME TAX EXPENSE (BENEFIT)	9,562	436	(68,364)	598
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$33,815	$18,123	$139,137	$46,925
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$756	$(603)	$1,121	$(196)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	756	(603)	1,121	(196)
TOTAL COMPREHENSIVE INCOME	$34,571	$17,520	$140,258	$46,729
NET INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.69	$0.37	$2.85	$0.97
-DILUTED	$0.64	$0.36	$2.64	$0.93
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	48,903	48,642	48,800	48,487
-DILUTED	55,875	50,407	56,037	50,255

FRESHPET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2025	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$139,137	$46,925	$(33,614)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Provision for loss (gains) on accounts receivable	12,130	467	(2)
Loss on disposal of property, plant and equipment	2,212	1,284	4,321
Share-based compensation	13,883	51,807	24,935
Depreciation and amortization	89,721	73,615	58,517
Write-off and amortization of deferred financing costs	2,167	2,089	4,060
Change in operating lease right of use asset	2,347	1,350	1,549
Deferred income taxes	(68,800)	—	—
Inventory obsolescence	—	347	—
Gain on equity investment	—	(9,918)	—
Loss on equity method investment	—	—	1,890
Changes in operating assets and liabilities:
Accounts receivable	(6,879)	(12,228)	820
Inventories	3,822	(15,484)	(1,207)
Prepaid expenses and other current assets	(1,312)	269	(2,249)
Other assets	(4,105)	(5,063)	(4,053)
Accounts payable	1,311	12,484	3,543
Accrued expenses	(23,396)	7,811	19,237
Operating lease liability	(1,677)	(1,467)	(1,807)
Net cash flows provided by operating activities	160,561	154,288	75,940
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(148,184)	(187,092)	(239,093)
Purchase of short-term investments	—	—	(113,441)
Proceeds from maturities of short-term investments	—	—	113,441
Net cash flows used in investing activities	(148,184)	(187,092)	(239,093)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options to purchase common stock	2,106	9,138	4,517
Tax withholdings related to net shares settlements of restricted stock units	(3,021)	(2,595)	(1,400)
Principal payments under finance lease obligations	(2,120)	(1,977)	(1,109)
Purchase of capped call options	—	—	(66,211)
Proceeds from issuance of convertible senior notes	—	—	393,518
Debt issuance costs	—	—	(2,026)
Net cash flows (used in) provided by financing activities	(3,035)	4,566	327,289
NET CHANGE IN CASH AND CASH EQUIVALENTS	9,342	(28,238)	164,136
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	268,633	296,871	132,735
CASH AND CASH EQUIVALENTS, END OF PERIOD	$277,975	$268,633	$296,871

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Dollars in thousands)
Gross profit	$123,455	$111,600	$449,626	$395,956
Depreciation expense	15,402	13,358	61,426	49,056
Non-cash share-based compensation	(1,539)	1,310	3,078	7,761
Loss on disposal of manufacturing equipment	733	5	1,020	696
Adjusted Gross Profit	$138,051	$126,273	$515,150	$453,469
Adjusted Gross Profit as a % of Net Sales	48.4%	48.1%	46.7%	46.5%

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Dollars in thousands)
SG&A expenses	$78,993	$92,223	$373,954	$357,957
Depreciation and amortization expense	6,807	5,780	25,446	21,747
Non-cash share-based compensation (a)	(4,834)	12,635	10,805	44,046
Loss on disposal of equipment	124	225	610	588
Distributor transition costs (b)	—	—	10,680	—
Legal obligation (c)	—	—	5,703	—
International business charges (d)	—	—	1,273	—
Adjusted SG&A Expenses	$76,896	$73,583	$319,437	$291,576
Adjusted SG&A Expenses as a % of Net Sales	27.0%	28.0%	29.0%	29.9%
(a)Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents the net settlement charges for all claims related to the litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET INCOME AND ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Dollars in thousands)
Net income	$33,815	$18,123	$139,137	$46,925
Depreciation and amortization	22,209	19,138	86,872	70,803
Interest expense, net of interest income	1,084	760	4,887	335
Income tax expense (benefit)	9,562	436	(68,364)	598
EBITDA	66,669	38,457	162,532	118,661
Non-cash share-based compensation (a)	(6,373)	13,946	13,883	51,807
Loss on disposal of property, plant and equipment	857	230	1,630	1,284
Distributor transition costs (b)	—	—	10,680	—
Legal obligation (c)	—	—	5,703	—
International business charges (d)	—	—	1,273	—
Gain on equity investment	—	—	—	(9,918)
Adjusted EBITDA	$61,153	$52,633	$195,701	$161,834
Adjusted EBITDA as a % of Net Sales	21.4%	20.0%	17.8%	16.6%
(a)Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents the net settlement charges for all claims related to the litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES AND FREE CASH FLOW

	Year Ended December 31,
	2025	2024	2023
	(Dollars in thousands)
Net cash flows provided by operating activities	$160,561	$154,288	$75,940
less: capital expenditures[2]	(148,184)	(187,092)	(239,093)
Free Cash Flow	$12,377	$(32,804)	$(163,153)
2 Capital expenditures is equivalent to the amount included in "Acquisitions of property, plant and equipment, software and deposits on equipment" on our Consolidated Statements of Cash Flows for the reported period.